SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2014
ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware    001-16533    63-1261433
(State of Incorporation)    (Commission File No.)    (IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama    35209
(Address of Principal Executive Office )    (Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act
(17CFR 240.13e-(c))

Item 2.01     Completion of Acquisition or Disposition of Assets
On January 2, 2014 we reported the closing of our acquisition of Eastern Insurance Holdings, Inc. (Eastern) effective January 1, 2014. Under terms of a previously announced agreement, Eastern becomes a wholly-owned subsidiary of ProAssurance through an all cash transaction that valued Eastern at $24.50 per share with a total transaction value of $205 million.
A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference.
Item 7.01     Regulation FD Disclosure
On January 2, 2014 we reported the closing of our acquisition of Eastern Insurance Holdings, Inc. effective January 1, 2014. A copy of the news release announcing the closing of this transaction is included as Exhibit 99.1 and included in this Item by reference.
As a result of this transaction, Eastern’s common stock ceased trading on the Nasdaq Stock Market (NASDAQ: EIHI) at the close of trading on December 31, 2013, and will be delisted.
Item 9.01     Financial Statements and Exhibits

99.1	News release reporting our acquisition of Eastern Insurance Holdings, Inc. effective January 1, 2014.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 2, 2014

PROASSURANCE CORPORATION

By: /s/    Frank B. O’Neil

Frank B. O’Neil
Senior Vice President

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